AL MASANE AL KOBRA MINING CO.

September 27, 2010

To: Arabian American Development Company,

Re: SIDF Loan and Corporate Guarantee/Comfort Letter

Attention: Mr. Nick Carter

As provided in the August 5, 2009 Compromise Agreement signed by all Al Masane Al Kobra (“AMAK”) shareholders, Arabian American Development Company (“AADC”) owns forty-one percent (41%) of AMAK’s shares and is under no requirement or obligation to contribute any further capital to AMAK. In consideration of this agreement and as discussed and agreed to in the September 27, 2010 meeting of the AMAK Board of Directors, we agree to use our best efforts on any SIDF collection proceedings related to the personal and corporate guarantees to prioritize our personal guarantees ahead of the AADC corporate guarantee. This agreement applies only to the 330 million Saudi Riyal SIDF loan No, 2234 dated the 22nd day of Ramadan 1431 H, corresponding to the 1st day of September  2010 G.

/s/Mohammed Bin Manae Abalalla____                                                                                    /s/ Ibrahim Bin Ali Bin Musallam_____

Eng’r. Mohammed Bin Manae Abalalla                                                                                      Mr. Ibrahim Bin Ali Bin Musallam

/s/ Maje bin Ali Bin Musallam_________                                                                                     /s/ Omar Ali Babtain_______________

Mr. Majed Bin Ali Bin Musallam                                                                                                      Mr. Omar Ali Babtain

Dr. Talal Al Shair________

Dr. Talal Al Shair